Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-158448) of our report dated May 24, 2018 with respect to the audited financial statements of Daybreak Oil and Gas, Inc. for the years ended February 28, 2018 and 2017.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 24, 2018